EXHIBIT 1.02

ALLIED WASTE NORTH AMERICA, INC.

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$600,000,000

7 1/8% SENIOR NOTES DUE 2016

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REGISTRATION RIGHTS AGREEMENT

Dated as of May 17, 2006

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This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 17, 2006, by and among Allied Waste North America, Inc., a Delaware corporation (the “Company”), Allied Waste Industries Inc., a Delaware corporation (the “Parent Guarantor”), each of the entities listed on Schedule A hereto (each, including the Parent Guarantor, a “Guarantor” and, collectively, the “Guarantors”), and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities, Inc., Wachovia Capital Markets, LLC, BNP Paribas Securities Corp., Calyon Securities (USA) Inc. and Scotia Capital (USA) Inc. (each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 7 1/8% Senior Notes due 2016 (the “Series A Notes”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated May 4, 2006 (the “Purchase Agreement”), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers under the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the seventeenth series supplement (the “Seventeenth Supplemental Indenture) dated May 17, 2006, to the Indenture dated December 23, 1998, among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”), relating to the Notes (the “Base Indenture” and, together with the Seventeenth Supplemental Indenture, the “Indenture”).

The parties hereby agree as follows:
1	DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act: The Securities Act of 1933, as amended.

Business Day: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Certificated Securities: As defined in the Indenture.

Closing Date: The date hereof.

Commission: The Securities and Exchange Commission.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

Consummation Deadline: As defined in Section 3(b) hereof.

Effectiveness Deadline: As defined in Sections 3(a) hereof.

Electing Holder: Any holder of Series A Notes that has supplied the information requested by the Company in accordance with Section 4(b).

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offer: The exchange and issuance by the Company of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are tendered by such Holders in connection with such exchange and issuance.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Series A Notes (i) to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Act, or (ii) outside the United States in reliance upon Regulation S under the Act to non-U.S. persons.

Filing Deadline: As defined in Section 3(a) hereof.

Free Writing Prospectus: Any free writing prospectus (as defined in Rule 405 under the Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Series B Notes or registered Series A Notes.

Holder: As defined in Section 2 hereof.

Notes: The Series A Notes and the Series B Notes.

Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Recommencement Date: As defined in Section 6(d) hereof.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Regulation S: Regulation S promulgated under the Act.

Rule 144: Rule 144 promulgated under the Act.

Series B Notes: The Company’s 7 1/8% Series B Senior Notes due 2016 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Shelf Effectiveness Deadline: As defined in Section 4(a) hereof.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Suspension Notice: As defined in Section 6(d) hereof.

TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

Transfer Restricted Securities: Each (A) Series A Note, until the earliest to occur of (i) the date on which such Series A Note is exchanged in the Exchange Offer for a Series B Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Series A Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Series B Notes), or (iii) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act and (B) Series B Note held by a Broker-Dealer until the date on which such Series B Note is disposed of by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

2 HOLDERS

A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

3 REGISTERED EXCHANGE OFFER

(a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date (such 120th day being the “Filing Deadline”), (ii) use their respective reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 210 days after the Closing Date (such 210th day being the “Effectiveness Deadline”), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, use their respective reasonable best efforts to commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and (ii) resales of Series B Notes by Broker-Dealers that tendered into the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

(b) The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes and the Guarantees shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 days thereafter (such 45th day being the “Consummation Deadline”).

(c) The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Series B Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, the Company and the Guarantors agree to use their respective best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 90 days from the Consummation Deadline. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

4 SHELF REGISTRATION

(a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, then the Company and the Guarantors shall:

(x) cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the “Shelf Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), relating to all Transfer Restricted Securities, and

(y) use their respective reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Filing Deadline for the Shelf Registration Statement (such 120th day, the “Shelf Effectiveness Deadline”).

If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their respective best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act or such shorter period that will terminate when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are eligible for resale under Rule 144(k) of the Act.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Items 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder shall be entitled to Special Interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

5 SPECIAL INTEREST

If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline or Shelf Filing Deadline, as applicable, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline or Shelf Effectiveness Deadline, as applicable, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted herein) or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder affected thereby liquidated damages as special interest (“Special Interest”) in an amount which shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Special Interest payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), or (5) once the Transfer Restricted Securities are eligible for resale under Rule 144(k) of the Act, as applicable, shall cease (at which time the interest rate shall be restored to its initial rate).

All accrued Special Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which Special Interest is due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay Special Interest with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

6 REGISTRATION PROCEDURES

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) use their respective best efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (y) comply with all of the following provisions:

(i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other reasonable actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

(ii) As a condition to its participation in the Exchange Offer, each Holder (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Items 507 or 508, as applicable, of Regulation S-K.

(iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall, if requested by the staff of the Commission, provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company’s and each Guarantor’s information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

(iv) to cause the Indenture to be qualified under the TIA not later than the effective date of the Registration Statement and in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be qualified in accordance with the terms of the TIA; and execute and use their respective best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

(i) comply with all the provisions of Section 6(c) below and use their respective best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

(ii) issue, upon the request of any Holder or purchaser of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Series B Notes on the Shelf Registration Statement for this purpose and issue the Series B Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

(i) use their respective best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective best efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding the foregoing, the Company may suspend the offering and sales under the Exchange Offer Registration Statement subsequent to the Consummation of the Exchange Offer or the Shelf Registration Statement for up to 60 days in each year during which such Exchange Offer Registration Statement is required to be effective and usable hereunder subsequent to the Consummation of the Exchange Offer or such Shelf Registration Statement is required to be effective and usable hereunder (measured from the date of effectiveness of such Shelf Registration Statement to successive anniversaries thereof) if (A) either (y)(I) the Company shall be engaged in a material acquisition or disposition and (II)(aa) such acquisition or disposition is required to be disclosed in the Exchange Offer Registration Statement or the Shelf Registration Statement, the related Prospectus or any amendment or supplement thereto, or the failure by the Company to disclose such transaction in the Exchange Offer Registration Statement or the Shelf Registration Statement or related Prospectus, or any amendment or supplement thereto, as then amended or supplemented, would cause such Exchange Offer Registration Statement or Shelf Registration Statement, or amendment thereto, to contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statement therein not misleading, or would cause such Prospectus, or supplement thereto, to contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statement therein not misleading, in light of the circumstances under which they were made, (bb) information regarding the existence of such acquisition or disposition has not then been publicly disclosed by or on behalf of the Company and (cc) a majority of the Board of Directors of the Company determines in the exercise of its good faith judgment that disclosure of such acquisition or disposition would not be in the best interest of the Company or would have a material adverse effect on the consummation of such acquisition or disposition or (z) a majority of the Board of Directors of the Company determines in the exercise of its good faith judgment that compliance with the disclosure obligations set forth in this Section 6(c)(i) would otherwise have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (B) the Company notifies the Holders within two business days after such Board of Directors makes the relevant determination set forth in clause (A); provided, however, that in each such case the applicable period specified in Section 3 (subsequent to the Consummation of the Exchange Offer) and Section 4 hereof during which the applicable Exchange Offer Registration Statement or Shelf Registration Statement is required to be kept effective and usable shall be extended by the number of days during which such effectiveness was suspended pursuant to the foregoing and Special Interest shall not apply during any period the Company is permitted to suspend offerings and sales under this sentence;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Sections 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) furnish to each Holder, who shall certify to the Company that they have a present intention to sell Transfer Restricted Securities in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof;

(vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder in connection with such exchange or sale, if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

(vii) make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders who shall certify to the Company that they have a current intention to sell the Transfer Restricted Securities, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness, in the reasonable judgment of counsel for the Company, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required, or shall deem it advisable, so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirement of such order, and only after such person shall have given the Company prompt prior written notice thereof), or (C) such information is required to be set forth in such Registration Statement, or amendment thereto, in order that such Registration Statement or amendment thereto does not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statement therein not misleading, or such information is required to be set forth in the Prospectus, or supplement thereto, in order that such Prospectus, or supplement thereto, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(viii) if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(ix) furnish to each Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including, at the request of such Holder, all documents incorporated by reference therein and all exhibits (including, at the request of such Holder, exhibits incorporated therein by reference);

(x) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company and the Guarantors shall:

(A) upon request of any Holder, furnish (or in the case of paragraphs (2) and (3), use their respective best efforts to cause to be furnished) to each Holder upon the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated such date, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in Sections 9(a) and 9(b) of the Purchase Agreement and such other similar matters as such Holder may reasonably request;

(2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors covering matters similar to those set forth in Exhibit A of the Purchase Agreement and such other matters as such Holder may reasonably request, including the last paragraph of Exhibit A relating to the Registration Statement or the Exchange Offer Registration Statement, as the case may be; and

(3) a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(g) of the Purchase Agreement; and

(B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

(xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified but for the requirements of this clause (xii) or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject, or make any changes to their respective certificates of incorporation or by-laws or any agreement between the Company and its stockholders or the Guarantors and their stockholders;

(xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

(xiv) use their respective best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

(xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

(xvi) not prepare, make, use, authorize, approve or refer to any Free Writing Prospectuses other than any communication pursuant to Rule 134 under the Act or any document constituting an offer to sell or solicitation of an offer to buy the Series B Notes or registered Series A Notes that falls within the exception from the definition of prospectuses in Section 2(a)(10)(a) of the Act;

(xvii) otherwise use their respective best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earning statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

(xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their respective best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xix) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Sections 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

7 REGISTRATION EXPENSES

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and the Holders; (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance). Notwithstanding the foregoing, the Holders being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Transfer Restricted Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

The Company will, in any event, bear its and the Guarantors’ internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

8 INDEMNIFICATION

(a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Series B Notes or registered Series A Notes, Free Writing Prospectus used in violation of this Agreement or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or any of their directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company and the Guarantors pursuant to this Section 8; and the Company and the Guarantors, such directors or officers or such controlling person shall have the right and duties given to each Holder pursuant to this Section 8.

(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying person”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be obligated to indemnify and hold harmless any indemnified party from and against any losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected without the indemnifying party’s written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holder, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

9 UNDERWRITTEN OFFERING

(a) Selection of Underwriters. If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by the Company.

(b) Participation by Holders. Each Holder hereby agrees with each other such Holder that no such Holder may participate in any underwritten offering hereunder unless such Holder (i) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10 RULE 144A AND RULE 144

The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

11 MISCELLANEOUS

(a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person other than as set forth or incorporated by reference in the Offering Memorandum. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the Holders of the Company’s and the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company or the Guarantors:

15880 North Greenway–Hayden

Loop, Suite 100

Scottsdale, Arizona 85260

Telecopier No.: (602) 627-2703

Attention: Steve Helm, Esq.

With a copy to:

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, NY 10022

Telecopier No.: (212) 751-4864

Attention: Ian D. Schuman, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALLIED WASTE NORTH AMERICA, INC.

By:/s/ Steven M. Helm
Name: Steven M. Helm
Title: Vice President and Corporate Secretary

ALLIED WASTE INDUSTRIES, INC.

By:/s/ Steven M. Helm
Name: Steven M. Helm
Title: Executive Vice President, General
Counsel and Corporate Secretary

EACH ENTITY LISTED ON SCHEDULE A,
as Guarantors

By:/s/ Steven M. Helm
Name: Steven M. Helm
Title: Vice President

The foregoing Registration Rights Agreement is

hereby confirmed and accepted as of the

date first above written by Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.
for itself and on behalf of the several
Initial Purchasers

By:	/s/ Aaron Dannenberg

Name: Aaron Dannenberg Title: Director

SCHEDULE A

Guarantors

CORPORATIONS

Name of Company	State of Incorporation
Action Disposal, Inc.	Texas

Ada County Development Company, Inc.	Idaho

Adrian Landfill, Inc.	Michigan

ADS of Illinois, Inc.	Illinois

ADS, Inc.	Oklahoma

Agri-Tech, Inc. of Oregon	Oregon

Alabama Recycling Services, Inc.	Alabama

Albany-Lebanon Sanitation, Inc.	Oregon

Allied Acquisition Pennsylvania, Inc.	Pennsylvania

Allied Acquisition Two, Inc.	Massachusetts

Allied Enviroengineering, Inc.	Delaware

Allied Green Power, Inc.	Delaware

Allied Nova Scotia, Inc.	Delaware

Allied Waste Alabama, Inc.	Delaware

Allied Waste Company, Inc.	Delaware

Allied Waste Hauling of Georgia, Inc.	Georgia

Allied Waste Holdings (Canada) Ltd.	Delaware

Allied Waste Industries (Arizona), Inc.	Arizona

Allied Waste Industries (New Mexico), Inc.	New Mexico

Allied Waste Industries (Southwest), Inc.	Arizona

Allied Waste Industries of Georgia, Inc.	Georgia

Allied Waste Industries of Illinois, Inc.	Illinois

Allied Waste Industries of Northwest Indiana, Inc.	Indiana

Allied Waste Industries of Tennessee, Inc.	Tennessee

Allied Waste Industries, Inc.	Delaware

Allied Waste Landfill Holdings, Inc.	Delaware

Allied Waste North America, Inc.	Delaware

Allied Waste of California, Inc.	California

Allied Waste of Long Island, Inc.	New York

Allied Waste of New Jersey, Inc.	New Jersey

Allied Waste Rural Sanitation, Inc.	Delaware

Allied Waste Services of Page, Inc.	Idaho

Allied Waste Services of Stillwater, Inc.	Oklahoma

Allied Waste Systems Holdings, Inc.	Delaware

Allied Waste Systems, Inc.	Delaware

Allied Waste Transfer Services of Lima, LLC	Ohio

Allied Waste Transfer Services of Utah, Inc.	Utah

Allied Waste Transportation, Inc.	Delaware

American Disposal Services of Illinois, Inc.	Delaware

American Disposal Services of Kansas, Inc.	Kansas

American Disposal Services of Missouri, Inc.	Oklahoma

American Disposal Services of New Jersey, Inc.	Delaware

American Disposal Services of West Virginia, Inc.	Delaware

American Disposal Services, Inc.	Delaware

American Disposal Transfer Services of Illinois, Inc.	Delaware

American Materials Recycling Corp.	New Jersey

American Sanitation, Inc.	Idaho

Apache Junction Landfill Corporation	Arizona

Area Disposal, Inc.	Illinois

Atlantic Waste Holding Company, Inc.	Massachusetts

Attwoods of North America, Inc.	Delaware

Automated Modular Systems, Inc.	New Jersey

Autoshred, Inc.	Missouri

AWIN Leasing Company, Inc.	Delaware

AWIN Management, Inc.	Delaware

BBCO, Inc.	Delaware

Belleville Landfill, Inc.	Missouri

BFI Atlantic, Inc.	Delaware

BFI Energy Systems of Albany, Inc.	Delaware

BFI Energy Systems of Delaware County, Inc.	Delaware

BFI Energy Systems of Essex County, Inc.	New Jersey

BFI Energy Systems of Hempstead, Inc.	Delaware

BFI Energy Systems of Niagara II, Inc.	Delaware

BFI Energy Systems of Niagara, Inc.	Delaware

BFI Energy Systems of SEMASS, Inc.	Delaware

BFI Energy Systems of Southeastern Connecticut, Inc.	Delaware

BFI International, Inc.	Delaware

BFI REF-FUEL, INC.	Delaware

BFI Trans River (GP), Inc.	Delaware

BFI Transfer Systems of New Jersey, Inc.	New Jersey

BFI Waste Systems of New Jersey, Inc.	New Jersey

BFI Waste Systems of North America, Inc.	Delaware

Bio-Med of Oregon, Inc.	Oregon

Bond County Landfill, Inc.	Delaware

Borrego Landfill, Inc.	California

Brickyard Disposal & Recycling, Inc.	Illinois

Browning-Ferris Financial Services, Inc.	Delaware

Browning-Ferris Industries Chemical Services, Inc.	Nevada

Browning-Ferris Industries of California, Inc.	California

Browning-Ferris Industries of Florida, Inc.	Delaware

Browning-Ferris Industries of Illinois, Inc.	Delaware

Browning-Ferris Industries of New Jersey, Inc.	New Jersey

Browning-Ferris Industries of New York, Inc.	New York

Browning-Ferris Industries of Ohio, Inc.	Delaware

Browning-Ferris Industries of Tennessee, Inc.	Tennessee

Browning-Ferris Industries, Inc. (MA)	Massachusetts

Browning-Ferris Services, Inc.	Delaware

Browning-Ferris, Inc.	Maryland

Bunting Trash Service, Inc.	Colorado

Capitol Recycling and Disposal, Inc.	Oregon

CC Landfill, Inc.	Delaware

CECOS International, Inc.	New York

Celina Landfill, Inc.	Ohio

Central Arizona Transfer, Inc.	Arizona

Central Sanitary Landfill, Inc.	Michigan

Chambers Development of North Carolina, Inc.	North Carolina

Charter Evaporation Resource Recovery Systems	California

Cherokee Run Landfill, Inc.	Ohio

Citizens Disposal, Inc.	Michigan

City-Star Services, Inc.	Michigan

Clarkston Disposal, Inc.	Michigan

Cocopah Landfill, Inc.	Delaware

Copper Mountain Landfill, Inc.	Delaware

Corvallis Disposal Co.	Oregon

County Disposal (Ohio), Inc.	Delaware

County Disposal, Inc.	Delaware

County Landfill, Inc.	Delaware

Dallas Disposal Co.	Oregon

Delta Container Corporation	California

Delta Dade Recycling Corp.	Florida

Delta Paper Stock, Co.	California

Delta Resources Corp.	Florida

Delta Site Development Corp.	Florida

Delta Waste Corp.	Florida

Dempsey Waste Systems II, Inc.	Ohio

Denver RL North, Inc.	Colorado

Dinverno, Inc.	Michigan

DTC Management, Inc.	Indiana

Eagle Industries Leasing, Inc.	Michigan

ECDC Environmental of Humboldt County, Inc.	Delaware

ECDC Holdings, Inc.	Delaware

Elder Creek Transfer & Recovery, Inc.	California

Environmental Development Corp.	Delaware

Environmental Reclamation Company	Illinois

Environtech, Inc.	Delaware

Evergreen Scavenger Services, Inc.	Delaware

F. P. McNamara Rubbish Removal, Inc.	Massachusetts

Forward, Inc.	California

Fred Barbara Trucking Co., Inc.	Illinois

G. Van Dyken Disposal Inc.	Michigan

GEK, Inc.	Alabama

General Refuse Rolloff Corp.	Delaware

Georgia Recycling Services, Inc.	Delaware

Golden Waste Disposal, Inc.	Georgia

Grants Pass Sanitation, Inc.	Oregon

Great Lakes Disposal Service, Inc.	Delaware

Gulfcoast Waste Service, Inc.	Florida

Harland’s Sanitary Landfill, Inc.	Michigan

Illinois Landfill, Inc.	Illinois

Illinois Recycling Services, Inc.	Illinois

Illinois Valley Recycling, Inc.	Illinois

Imperial Landfill, Inc.	California

Independent Trucking Company	California

Ingrum Waste Disposal, Inc.	Illinois

International Disposal Corp. of California	California

Island Waste Services Ltd.	New York

Jetter Disposal, Inc.	Iowa

Kankakee Quarry, Inc.	Illinois

Keller Canyon Landfill Company	California

Keller Drop Box, Inc.	Oregon

La Cañada Disposal Company, Inc.	California

Lake Norman Landfill, Inc.	North Carolina

LandComp Corporation	Illinois

Lathrop Sunrise Sanitation Corporation	California

Lee County Landfill, Inc.	Illinois

Liberty Waste Holdings, Inc.	Delaware

Loop Recycling, Inc.	Illinois

Loop Transfer, Incorporated	Illinois

Louis Pinto & Son, Inc., Sanitation Contractors	New Jersey

Lucas County Land Development, Inc.	Delaware

Magnolia Disposal Services, Inc.	Mississippi

Manumit of Florida, Inc.	Florida

McInnis Waste Systems, Inc.	Oregon

Mesa Disposal, Inc.	Arizona

Midway Development Company, Inc.	Arizona

Mississippi Waste Paper Company	Mississippi

Mountain Home Disposal, Inc.	Delaware

NationsWaste Catawba Regional Landfill, Inc.	South Carolina

NationsWaste, Inc.	Delaware

Ncorp, Inc.	Delaware

New Morgan Landfill Company, Inc.	Pennsylvania

Newco Waste Systems of New Jersey, Inc.	New Jersey

Noble Road Landfill, Inc.	Ohio

Northlake Transfer, Inc.	Illinois

Oakland Heights Development, Inc.	Michigan

Oscar’s Collection System of Fremont, Inc.	Nebraska

Otay Landfill, Inc.	California

Ottawa County Landfill, Inc.	Delaware

Palomar Transfer Station, Inc.	California

Peltier Real Estate Company	Oregon

Pinal County Landfill Corp.	Arizona

Pittsburg County Landfill, Inc.	Oklahoma

Port Clinton Landfill, Inc.	Ohio

Portable Storage Co.	Oregon

Preble County Landfill, Inc.	Ohio

Price & Sons Recycling Company	Georgia

Rabanco Recycling, Inc.	Washington

Rabanco, Ltd.	Washington

Ramona Landfill, Inc.	California

RC Miller Enterprises, Inc.	Ohio

RC Miller Refuse Service, Inc.	Ohio

RCS, Inc.	Illinois

Resource Recovery, Inc.	Kansas

Risk Services, Inc.	Delaware

Rock Road Industries, Inc.	Missouri

Ross Bros. Waste & Recycling Co.	Ohio

Rossman Sanitary Service, Inc.	Oregon

Roxana Landfill, Inc.	Illinois

Royal Holdings, Inc.	Michigan

S & S Recycling, Inc.	Georgia

Saline County Landfill, Inc.	Illinois

San Marcos NCRRF, Inc.	California

Sangamon Valley Landfill, Inc.	Delaware

Sanitary Disposal Service, Inc.	Michigan

Sauk Trail Development, Inc.	Michigan

Shred — All Recycling Systems, Inc.	Illinois

Source Recycling, Inc.	Oregon

Southwest Regional Landfill, Inc.	Missouri

Standard Disposal Services, Inc.	Michigan

Standard Environmental Services, Inc.	Michigan

Standard Waste, Inc.	Delaware

Streator Area Landfill, Inc.	Illinois

Suburban Transfer, Inc.	Illinois

Suburban Warehouse, Inc.	Illinois

Summit Waste Systems, Inc.	Arizona

Sunrise Sanitation Service, Inc.	California

Sunset Disposal Service, Inc.	California

Sunset Disposal, Inc.	Kansas

Sycamore Landfill, Inc.	California

Tate’s Transfer Systems, Inc.	Missouri

Taylor Ridge Landfill, Inc.	Delaware

Tennessee Union County Landfill, Inc.	Delaware

The Ecology Group, Inc.	Ohio

Thomas Disposal Service, Inc.	Missouri

Tom Luciano’s Disposal Service, Inc.	New Jersey

Total Solid Waste Recyclers, Inc.	New Jersey

Tri-State Recycling Services, Inc.	Illinois

Tri-State Refuse Corporation	Arizona

Tricil (N.Y.), Inc.	New York

United Disposal Service, Inc.	Oregon

Upper Rock Island County Landfill, Inc.	Illinois

Valley Landfills, Inc.	Oregon

VHG, Inc.	Minnesota

Vining Disposal Service, Inc.	Massachusetts

Warner Hill Development Company	Ohio

Wasatch Regional Landfill, Inc.	Utah

Waste Control Systems, Inc.	Oregon

Waste Services of New York, Inc.	New York

Wastehaul, Inc.	Indiana

Wayne County Landfill IL, Inc.	Delaware

WDTR, Inc.	Oregon

Willamette Resources, Inc.	Oregon

Williams County Landfill Inc.	Ohio

WJR Environmental, Inc.	Washington

Woodlake Sanitary Service, Inc.	Minnesota

LIMITED LIABILITY COMPANIES

Name of Company	State of Formation
Allied Gas Recovery Systems, L.L.C.	Delaware

Allied Services, LLC	Delaware

Allied Transfer Systems of New Jersey, LLC	New Jersey

Allied Waste Niagara Falls Landfill, LLC	New York

Allied Waste of New Jersey-New York, LLC	Delaware

Allied Waste Services of Massachusetts, LLC	Massachusetts

Allied Waste Services of North America, LLC	Delaware

Allied Waste Sycamore Landfill, LLC	Delaware

Allied Waste Systems of Arizona, LLC	Arizona

Allied Waste Systems of Michigan, LLC	Michigan

Allied Waste Systems of Montana, LLC	Montana

Allied Waste Systems of New Jersey, LLC	New Jersey

Allied Waste Systems of North Carolina, LLC	North Carolina

Allied Waste Systems of Pennsylvania, LLC	Pennsylvania

Allied Waste Transfer Services of California, LLC	California

Allied Waste Transfer Services of Florida, LLC	Florida

Allied Waste Transfer Services of Iowa, LLC	Iowa

Allied Waste Transfer Services of New York, LLC	New York

Allied Waste Transfer Services of North Carolina, LLC	North Carolina

Allied Waste Transfer Services of Oregon, LLC	Oregon

Anderson Regional Landfill, LLC	Delaware

Anson County Landfill NC, LLC	Delaware

Autauga County Landfill, LLC	Alabama

AWIN Leasing II, LLC	Ohio

BFGSI, L.L.C.	Delaware

BFI Transfer Systems of Alabama, LLC	Delaware

BFI Transfer Systems of DC, LLC	Delaware

BFI Transfer Systems of Georgia, LLC	Delaware

BFI Transfer Systems of Maryland, LLC	Delaware

BFI Transfer Systems of Massachusetts, LLC	Massachusetts

BFI Transfer Systems of Mississippi, LLC	Delaware

BFI Transfer Systems of Pennsylvania, LLC	Pennsylvania

BFI Transfer Systems of Virginia, LLC	Delaware

BFI Waste Services of Pennsylvania, LLC	Pennsylvania

BFI Waste Services of Tennessee, LLC	Delaware

BFI Waste Services, LLC	Delaware

BFI Waste Systems of Alabama, LLC	Delaware

BFI Waste Systems of Arkansas, LLC	Delaware

BFI Waste Systems of Georgia, LLC	Delaware

BFI Waste Systems of Kentucky, LLC	Delaware

BFI Waste Systems of Louisiana, LLC	Delaware

BFI Waste Systems of Massachusetts, LLC	Massachusetts

BFI Waste Systems of Mississippi, LLC	Delaware

BFI Waste Systems of Missouri, LLC	Delaware

BFI Waste Systems of North Carolina, LLC	Delaware

BFI Waste Systems of Oklahoma, LLC	Oklahoma

BFI Waste Systems of South Carolina, LLC	Delaware

BFI Waste Systems of Tennessee, LLC	Delaware

BFI Waste Systems of Virginia, LLC	Delaware

Bridgeton Landfill, LLC	Delaware

Bridgeton Transfer Station, LLC	Delaware

Browning-Ferris Industries, LLC	Delaware

Brundidge Landfill, LLC	Delaware

Brunswick Waste Management Facility, LLC	Delaware

Butler County Landfill, LLC	Delaware

C & C Expanded Sanitary Landfill, LLC	Michigan

Carbon Limestone Landfill, LLC	Ohio

Chilton Landfill, LLC	Delaware

County Environmental Landfill, LLC	Ohio

County Land Development Landfill, LLC	Ohio

Courtney Ridge Landfill, LLC	Delaware

Crescent Acres Landfill, LLC	Louisiana

Cumberland County Development Company, LLC	Virginia

D & L Disposal L.L.C.	Delaware

E Leasing Company, LLC	Delaware

ECDC Environmental, L.C.	Utah

Ellis Scott Landfill MO, LLC	Delaware

Envotech-Illinois L.L.C.	Delaware

Evergreen Scavenger Service, L.L.C.	Delaware

Flint Hill Road, LLC	South Carolina

Forest View Landfill, LLC	Delaware

Frontier Waste Services (Colorado), LLC	Colorado

Frontier Waste Services (Utah), LLC	Utah

Frontier Waste Services of Louisiana L.L.C.	Louisiana

Gateway Landfill, LLC	Georgia

General Refuse Service of Ohio, LLC	Ohio

Great Plains Landfill OK, LLC	Delaware

Greenridge Reclamation, LLC	Pennsylvania

Greenridge Waste Services, LLC	Pennsylvania

H Leasing Company, LLC	Delaware

Hancock County Development Company, LLC	Mississippi

Harrison County Landfill, LLC	Mississippi

Jackson County Landfill, LLC	Mississippi

Jefferson City Landfill, LLC	Delaware

Jefferson Parish Development Company, LLC	Louisiana

Lee County Landfill SC, LLC	Delaware

Lemons Landfill, LLC	Delaware

Liberty Waste Services Limited, L.L.C.	Delaware

Liberty Waste Services of Illinois, L.L.C.	Illinois

Liberty Waste Services of McCook, L.L.C.	Delaware

Little Creek Landing, LLC	Delaware

Local Sanitation of Rowan County, L.L.C.	Delaware

Lorain County Landfill, LLC	Ohio

Lucas County Landfill, LLC	Ohio

Madison County Development, LLC	Tennessee

Menands Environmental Solutions, LLC	New York

Missouri City Landfill, LLC	Missouri

N Leasing Company, LLC	Delaware

New York Waste Services, LLC	Delaware

Northeast Landfill, LLC	Delaware

Oklahoma City Landfill, L.L.C.	Oklahoma

Packerton Land Company, L.L.C.	Delaware

Pinecrest Landfill OK, LLC	Delaware

Polk County Landfill, LLC	Delaware

Prince George’s County Landfill, LLC	Maryland

S Leasing Company, LLC	Delaware

San Diego Landfill Systems, LLC	California

Sand Valley Holdings, L.L.C.	Delaware

Show-Me Landfill, LLC	Delaware

Southeast Landfill, LLC	Delaware

St. Bernard Parish Development Company, LLC	Louisiana

St. Joseph Landfill, LLC	Missouri

Total Roll-Offs, L.L.C.	Texas

Wayne County Land Development, LLC	New York

Webster Parish Landfill, L.L.C.	Delaware

Willow Ridge Landfill, LLC	Delaware

PARTNERSHIPS

Name of Company	Sate of Formation
Abilene Landfill TX, LP	Delaware

Benson Valley Landfill General Partnership	Kentucky

Benton County Development Company	Indiana

BFI Elliott Landfill TX, LP	Delaware

BFI Energy Systems of Southeastern Connecticut, Limited Partnership	Delaware

BFI Transfer Systems of Texas, LP	Delaware

BFI Waste Services of Indiana, LP	Delaware

BFI Waste Services of Texas, LP	Delaware

BFI Waste Systems of Indiana, LP	Delaware

Blue Ridge Landfill General Partnership	Kentucky

Blue Ridge Landfill TX, LP	Delaware

Brenham Total Roll-Offs, LP	Delaware

Camelot Landfill TX, LP	Delaware

Clinton County Landfill Partnership	Indiana

County Line Landfill Partnership	Indiana

Crow Landfill TX, L.P.	Delaware

Desarrollo del Rancho La Gloria TX, LP	Texas

El Centro Landfill, L.P.	Texas

Ellis County Landfill TX, LP	Delaware

Fort Worth Landfill TX, LP	Delaware

Frontier Waste Services, L.P.	Texas

Galveston County Landfill TX, LP	Delaware

Giles Road Landfill TX, LP	Delaware

Golden Triangle Landfill TX, LP	Delaware

Green Valley Landfill General Partnership	Kentucky

Greenwood Landfill TX, LP	Delaware

Gulf West Landfill TX, LP	Delaware

Illiana Disposal Partnership	Indiana

Itasca Landfill TX, LP	Delaware

Kerrville Landfill TX, LP	Delaware

Key Waste Indiana Partnership	Indiana

Lake County C & D Development Partnership	Indiana

Lewisville Landfill TX, LP	Delaware

Mars Road TX, LP	Delaware

McCarty Road Landfill TX, LP	Delaware

Mesquite Landfill TX, LP	Delaware

Mexia Landfill TX, LP	Delaware

Morehead Landfill General Partnership	Kentucky

Newton County Landfill Partnership	Indiana

Panama Road Landfill, TX, L.P.	Delaware

Pine Hill Farms Landfill TX, LP	Delaware

Pleasant Oaks Landfill TX, LP	Delaware

Rabanco Companies	Washington

Regional Disposal Company	Washington

Rio Grande Valley Landfill TX, LP	Delaware

Royal Oaks Landfill TX, LP	Delaware

South Central Texas Land Co. TX, LP	Texas

Southwest Landfill TX, LP	Delaware

Springfield Environmental General Partnership	Indiana

Tessman Road Landfill TX, LP	Delaware

Tippecanoe County Waste Services Partnership	Indiana

Turkey Creek Landfill TX, LP	Delaware

Victoria Landfill TX, LP	Delaware

Warrick County Development Company	Indiana

Whispering Pines Landfill TX, LP	Delaware